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                                                                    EXHIBIT 10.q
                             NONCOMPETE AGREEMENT

     This Agreement dated May 31, 1995 is entered into by and between First Financial Management Corporation, a Georgia corporation ("FFMC"), MicroBilt Corporation, a Georgia corporation wholly owned by FFMC ("MicroBilt") (FFMC and MicroBilt are individually referred to as a "Seller" and collectively referred to as the "Sellers"), and C.I.S. Technologies, Inc., a Delaware Corporation (the "Purchaser"),

                                   RECITALS:

     A. MicroBilt owns all of the issued and outstanding capital stock, consisting of Class A common stock (the "HCCI Common Stock") of Hospital Cost Consultants, Inc., a California Corporation (the "Company").

     B. Concurrently herewith, the Purchaser is buying and MicroBilt is selling the HCCI Common Stock upon the terms and conditions set forth in that certain Stock Purchase and Sale Agreement dated May 11, 1995 (the "Agreement").

     C. The consummation of the transactions contemplated by the Agreement will result in a transfer to the Purchaser of the goodwill of the Company's business.

     D. As a material inducement to the Purchaser to enter into the Agreement and to acquire the outstanding capital stock of the Company, Sellers have agreed to enter into an agreement by which they will agree not to engage in any business which is competitive with the business of the Company or any of its subsidiaries.

     NOW, THEREFORE, in consideration of the Purchaser entering into and consummating the Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the Sellers and the Purchaser agree as follows:

     1. NONCOMPETE. Subject to the last sentence of this Section 1, the Sellers covenant and agree that, during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Noncompete Period"), they will not, within the boundaries of the United States or of any other countries in which the Company currently conducts its business (the "Noncompete Territory"), directly or indirectly (through subsidiaries or affiliates, as a partner or joint venturer, or otherwise) compete with or conduct a business substantially similar to the business conducted by the Company or its subsidiaries on the date hereof. Sellers further agree that, during the Noncompete Period, they will neither directly nor indirectly call upon, solicit, attempt to solicit, divert or take away, or interfere in any other manner with any of the employees, customers, businesses or patrons of the Company. Notwithstanding the foregoing, the Purchaser expressly acknowledges that it is aware that certain of FFMC's present subsidiaries, including but not limited to VIPS, Inc., are currently, and certain after-acquired subsidiaries of FFMC may be, engaged in businesses that may, or may be deemed to, compete with, or have certain products, programs or services which are similar to those of, the Company and that such businesses,

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products, programs or services and the logical extensions thereof shall not be a violation of any provision of the first sentence of this Section 1.

     2. SELLERS' DEFAULT. In the event of a breach by the Sellers of their obligations under this Agreement, the Purchaser shall give written notice thereof specifying the breach of which it complains. The Sellers shall have ten days from receipt of such notice to cure the breach. The Purchaser may thereafter, if not so cured, obtain injunctive relief if appropriate; provided, however, whether or not such relief is sought or obtained, the Purchaser shall also be entitled to recover its actual consequential, direct, indirect and punitive damages from the Sellers and shall be entitled to recover its attorney's fees and costs, if successful.

     3. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder).

     If to the Purchaser:

                           C.I.S. Technologies, Inc.
                          One Warren Place, Suite 1900
                             6100 South Yale Avenue
                             Tulsa, Oklahoma 74136
                             Fax No. (918) 481-4205

              Attention: Philip D. Kurtz, Chief Executive Officer

with a copy to:

                   Pray, Walker, Jackman, Williamson & Marlar
                                900 ONEOK Plaza
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                             Fax No. (918) 581-5599

                          Attention: Thomas G. Noulles


     If to the Sellers:

                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329

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                            Fax No.  (404) 636-7632
                   Attention: Stephen D. Kane, Vice Chairman


with a copy to:

                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                            Atlanta, Georgia  30329
                             Fax No. (404) 636-7632

                          Attention: Legal Department

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and telephonic confirmation of receipt. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     4. WAIVER OF BREACH. The waiver by either party hereto of a breach of any provisions of this agreement by the other party hereto shall not operate nor be construed as a waiver of any subsequent breach thereby. No waiver shall be valid unless in writing and signed by the affected party hereto.

     5. SUCCESSORS. The rights and obligations of the Sellers and the Purchaser under this agreement shall inure to the respective benefit of and be binding upon the successors and assigns of the Purchaser and the Sellers. This agreement may not be assigned by either party without the express written consent of the other.

     6. ENTIRE AGREEMENT. This agreement contains the entire agreement between the parties with respect to the subject matter herein. This agreement may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     7. CONSTRUCTION. This agreement and all questions relating to its validity, interpretation, performance and enforcement shall be construed in accordance with the laws of the State of Oklahoma. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provisions hereof, and this agreement shall be construed and enforced as if such other provisions hereof remain in full force and effect. If for any reason the restrictions and covenants contained herein are held by a court of competent jurisdiction to cover a geographical area or be

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for a length of time which is unreasonable or unenforceable, or in any other way are construed to be too broad or to any extent invalid, then to the extent the same are or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a covenant having the maximum enforceable area, time, or other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

EXECUTED AND DELIVERED on the date first written above.

PURCHASER:

C.I.S. TECHNOLOGIES, INC.


By:    /s/ Phillip D. Kurtz
       ---------------------------
Name:      Phillip D. Kurtz
       ---------------------------
Title:     Chairman and CEO
       ---------------------------

SELLERS:

FIRST FINANCIAL MANAGEMENT CORPORATION


By:    /s/ Stephen D. Kane
       ---------------------------
Name:      Stephen D. Kane
       ---------------------------
Title:     Vice Chairman
       ---------------------------

MICROBILT CORPORATION

By:    /s/ Michael H. Pope
       ---------------------------
Name:      Michael H. Pope
       ---------------------------
Title:     Senior Vice President
       ---------------------------

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